Exhibit 99.1

The Provident Bank Announces Agreement to Acquire Beacon Trust

Company and Beacon Global Asset Management, Inc.

Jersey City, N.J. and Morris Township, N.J., May 19, 2011/PRNewswire –

The Provident Bank, a wholly owned subsidiary of Provident Financial Services, Inc. (NYSE:PFS), and Beacon Financial Corporation today announced the signing of a definitive agreement under which The Provident Bank will acquire all of the capital stock of Beacon Trust Company, a New Jersey limited purpose trust company, and Beacon Global Asset Management, Inc., an SEC-registered investment advisor incorporated in Delaware. Financial terms of the transaction contemplate cash consideration to Beacon Financial in an amount up to $10.5 million, based upon the acquired companies’ financial performance in the three years following the closing of the transaction.

“We’re excited about this opportunity to add the talented portfolio managers and trust administrators who have made Beacon a recognized market leader in New Jersey” said Provident’s Chairman, President & CEO Christopher Martin. “This transaction will serve to significantly expand Provident’s wealth management business throughout the state, which will now be centralized from Beacon’s conveniently located offices in affluent Morris County. Coupled with Provident’s 80-plus branch network, Beacon’s expertise in trust and wealth management services will strategically position our organization to enhance market share and non-interest earnings growth.”

Marc L. Paley, CEO and President of Beacon Financial, commented: “Beacon’s business model of delivering exceptional client services and personalized asset management is a perfect fit for Provident which has a long history of providing a high level of customer service. Our clients will greatly benefit from Provident’s existing branch banking platform and complementary products and financial services.”

When the transaction closes, the assets under management of the combined entities, on a pro forma basis, will be approximately $1.65 billion. James D. Nesci, Provident’s Chief Wealth Management Officer, will become president of the acquired entities, and will oversee their integration.

“The Provident Bank has provided banking services to its clients for over 172 years. The expansion of our wealth management business continues our focus on serving our clients’ financial needs. We believe that our philosophy of providing exceptional service is shared with Beacon and its talented staff,” said Nesci. “We also look forward to introducing Provident’s Wealth Management clients to Beacon’s sophisticated array of portfolio management solutions.”

The definitive agreement has been approved by the boards of directors of both Provident and Beacon. The completion of the transaction is subject to receipt of regulatory approvals by both companies, and is expected to be consummated during the third quarter of this year.

Luse, Gorman, Pomerenck and Schick, P.C. served as legal counsel to Provident. McCarter & English, LLP served as legal counsel to Beacon.

About Provident

Established in 1839, The Provident Bank is a New Jersey-chartered capital stock savings bank headquartered in Jersey City. The Bank operates 81 full-service branches in Hudson, Bergen, Essex, Mercer, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Union counties. Provident is a wholly owned subsidiary of Provident Financial Services, Inc., which was formed in 2002 in connection with The Provident Bank’s conversion from a mutual to stock savings bank.

About Beacon

Beacon Trust Company was established in 1988, and is headquartered in Morristown, New Jersey. Beacon’s trust services assist its clients with developing an integrated long-term strategy for preserving family wealth, while its trust professionals are able to offer a full range of trust and estate administration services, among others.

Beacon Global Asset Management, Inc. is a registered investment advisory company that offers asset management services including a proprietary approach to allocating client assets into appropriate investments, all of which are managed internally at Beacon.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements about (i) the benefits of the purchase of Beacon Trust Company and Beacon Global Asset Management, Inc. (collectively “Beacon”) by The Provident Bank, a wholly owned subsidiary of Provident Financial Services, Inc. (collectively “Provident”), including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the transaction; (ii) Provident’s and Beacon’s plans, objectives, expectations and intentions and other statements contained herein that are not historical facts; and (iii) other statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Provident’s and Beacon’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Provident and Beacon may not be combined successfully, or such combination may take longer to accomplish than expected; (2) operating costs, client loss and business disruption following the transaction, including adverse effects on relationships with employees, may be greater than expected; (3) regulatory approvals of the transaction may not be obtained, or adverse regulatory conditions may be imposed in connection with such approvals of the transaction; (4) adverse governmental or regulatory policies may be enacted; (5) the risks associated with continued diversification of assets; (6) difficulties associated with achieving expected future financial results; and (7) competition from other financial services companies in Provident’s and Beacon’s markets. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Provident’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet Site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Provident or Beacon or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Provident and Beacon do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

SOURCE: Provident Financial Services, Inc.

Contact: Provident Financial Services, Inc.: Investor Relations 732-590-9300; www.investorrelations@providentnj.com.